United States

Securities and Exchange Commission

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant     ☒     Filed by a Party other than the Registrant     ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

KemPharm, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:
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3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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7.	Form, Schedule or Registration Statement No.:
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On October 29, 2020, KemPharm, Inc., a Delaware corporation (the “Company”), will host a conference call and live audio webcast with slide presentation at 4:30 p.m. ET to discuss its corporate and financial results for the third quarter 2020 and certain matters relating the Company’s Special Meeting of Stockholders, currently scheduled for Tuesday, November 17, 2020 at 8:00 a.m. ET (the “Special Meeting”). Interested participants and investors may access the conference call by dialing either:

●	(866) 395-2480 (U.S.)
●	(678) 509-7538 (international)
●	Conference ID: 1696738

An audio webcast with slide presentation will be accessible via the Investor Relations section of the Company’s website, http://investors.kempharm.com/. An archive of the webcast and presentation will be available for 90 days beginning at approximately 5:30 p.m. ET, on October 29, 2020.

A copy of the slide presentation to be discussed on the conference call is attached hereto as Exhibit A.

Additional Information and Where to Find it:

This communication is being made in respect of the proposed Special Meeting.  The Company filed with the U.S. Securities and Exchange Commission (the "SEC") a definitive proxy statement to hold the Special Meeting on October 8, 2020 and will file other documents regarding the Special Meeting with the SEC.  Following the filing of the Definitive Proxy Statement the Company mailed the Definitive Proxy Statement to its stockholders.  Before making any voting decision regarding the matters to be presented at the Special Meeting, stockholders are advised to read the Definitive Proxy Statement in connection with the solicitation for proxies for the Special Meeting, because these statements contain important information. The Company’s stockholders may also obtain a copy of the Definitive Proxy Statement as well as other documents filed with the SEC by the Company, without charge, at the SEC’s website located at www.sec.gov or by directing a request to:  KemPharm, Inc., 1180 Celebration Blvd., Suite 103, Celebration, FL, 34747, Attn: Corporate Secretary.

Participants in the Solicitation:

The Company, and its directors and its executive officers, may under the rules of the SEC, be considered participants in the solicitation of proxies with respect to the Special Meeting.  Information about the directors and executive officers of the Company and a description of their interests in the Company and the matters to be presented at the Special Meeting are contained in the Definitive Proxy Statement, as filed with the SEC on October 8, 2020.  Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2020 annual meeting of stockholders, filed with the SEC on May 8, 2020.  These documents can be obtained free of charge from the sources indicated above.

Exhibit A

Slide Presentation